Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 22, 2023, relating to the financial statements of Shorepower Technologies, Inc. as of February 28, 2023 and 2022, and of our report dated February 14, 2024, relating to the financial statements of Shurepower, LLC as of and for the year ended December 31, 2022, and to all references to our firm included in this Registration Statement.

/s/ QI CPA LLC
Valley Stream, New York
April 4, 2024
We have served as the Company’s auditor since 2020.